Exhibit 10.136.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
DATED AS OF DECEMBER 18, 2003

This First Amendment to Loan and Security Agreement Dated As Of December 18, 2003 ("Amendment") is made as of April 29, 2004 by and between Pacific Business Funding, a division of Greater Bay Bank N.A. successor to Cupertino National Bank ("PBF") and Southwall Technologies Inc., a Delaware corporation ("Borrower") and amends that certain Loan and Security Agreement dated as of December 18, 2003 (the "Agreement") by and between PBF and Borrower, with respect to the following facts:

RECITALS

    PBF and Borrower entered into credit facilities (collectively, the "Loan") pursuant to the terms of the Agreement. The Loan is evidenced by the Agreement and that certain Secured Promissory Note dated December 18, 2003 in the original principal amount of $3,000,000 (the "Note") which has a maturity date of May 5, 2004 ("Maturity Date") and which as of April 29, 2004 had an unpaid principal balance owing of $2,978,473.71, together with all accruing interest, fees, costs and expenses provided in the Loan Documents, as defined below.

    To secure Borrower's obligations to PBF, Borrower has granted to PBF a security interest in certain of Borrowers assets ("Collateral") pursuant to the Agreement and that certain Intellectual Property Security Agreement dated as of May 16, 2003 (the "IP Security Agreement"), executed by Borrower in favor of PBF (collectively, the "Security Agreement") and was perfected by the filing of (i) a UCC-1 Financing Statement filed July 30, 2001 as file number 10820626 in the office of the Secretary of State of the state of Delaware ("DE-UCC"), and (ii) an assignment document recorded January 17, 2001 at Reel No 011461 and Frame No. 0892, in the United States Patent and Trademark Office ("PTO Recordation"). Pursuant to the Security Agreement, the DE-UCC and the PTO Recordation, PBF has a valid, perfected lien of first priority upon the Collateral.

    This Amendment, the Agreement, the Note, the Security Agreement, the DE-UCC, and the PTO Recordation together with any other documents executed by or among the parties in connection with the Loan, and any and all amendments and modifications thereto shall be collectively referred to as the Loan Documents.

    Borrower requests that PBF extend the Maturity Date to May 5, 2005. Borrower has assured PBF that Borrower shall perform in accordance with this Amendment and the other Loan Documents. Although PBF is under no obligation to do so, PBF is willing to extend the Maturity Date to May 5, 2005 on the terms and conditions set forth in the Agreement and this Amendment, provided all security interests and liens under the Loan Documents shall continue to exist and remain in full force and effect.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Loan Documents.

    Acknowledgment. Borrower acknowledges the truth and accuracy of each of the facts and legal relations contained in the Recitals to this Amendment.

    Amendment to Agreement. The Agreement is hereby amended as follows.

    3.1   The definition of Maturity Date set forth in Section 1.1 of the Agreement is deleted and replaced with the following:

    " "Maturity Date" means May 5, 2005, unless this Agreement is sooner terminated under the provisions hereof."

    Payments. Borrower shall pay the following sums to PBF in good funds:

    4.1   All payments (including without limitation interest payments) due or that may come due under the terms of the Agreement, the Note or other Loan Documents should be paid in accordance therewith;

    4.2   On execution of this Amendment to PBF, a $10,000 facility fee.

    4.3   On or before May 31, 2004, PBF's reasonable attorneys fees and any other reasonable costs incurred as of the date hereof and in the future through said date in connection with this Amendment.

    Release of Claims.

    5.1   No Known Claims Against PBF. Borrower warrants and represents to PBF that, to Borrower's knowledge, it has and has had no claims, causes of action, demands, costs, losses or actions of any nature against PBF, whether the same have been or might have been asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

    5.2   Release By Borrower. For and in consideration of PBF's agreement set forth herein, Borrower hereby releases and forever discharges PBF, its affiliates, officers, directors, employees, shareholders, attorneys, agents and representatives, individually and collectively, of and from any and all matters arising out of any business, legal, or lending relationships that have existed prior to the date hereof between Borrower and PBF and including any and all past, present or future claims, actions, causes of action, obligations, costs or demands, known or unknown, whether or not any such claim, action, cause of action, obligation, cost, lost or demand has been, or might have been, asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

    5.3   No Prior Assignment of Released Claims. Each of the parties warrants and represents that it has not assigned or transferred or purported to assign or transfer to any other person or entity any claim or matter released herein and that no other person has any interest therein of any nature. In the event that releasing party shall have assigned or transferred, or purported to assign or transfer, or any other person shall claim an interest in any claim or other matter herein released, then the releasing party shall indemnify the released party and hold it harmless from and against any and all losses, costs, claims or expenses, including but not limited to all costs related to the defense of any action, including reasonable attorneys' fees, based upon or arising out of or incurred as a result of any such claim, assignment or transfer.

    5.4   No Admission of Liability. Borrower understands and acknowledges that if any claims or other matters herein released existed, such would be disputed by PBF. No action taken by PBF, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission to the truth or falsity of any claims made; or (b) an acknowledgment or admission by PBF of any fault or liability whatsoever to any other party or to any third party.

    5.5   Waiver of California Civil Code  1542. Each of the parties hereby relinquishes and waives all rights conferred upon it by the provisions of Section 1542 of the California Civil Code (or any like provision of federal or state law), which reads as follows:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    Each of the parties hereby acknowledges that it or its attorneys might hereafter discover facts different from or in addition to those which it or its attorneys now know or believe to be true with respect to any of the matters herein released, including that no such claims presently exist, and agrees that this instrument shall remain in effect as a full and complete release notwithstanding any such different or additional facts. Each of the parties hereby covenants that this Agreement shall inure to the benefit of and be binding upon its administrators, representatives, successors, trustees and assigns.

    Terms and Conditions of Agreement. Borrower further acknowledges that the Loan Documents are binding and enforceable according to their terms, and that PBF has no obligation to extend the Maturity Date. Borrower agrees that, except as expressly amended herein, all the terms and conditions of the Loan Documents remain in full force and effect, including without limitation the grants of security interests therein. Borrower confirms that the terms of the Agreement and the IP Security Agreement govern the security interest granted to PBF in the Collateral and the Collateral secures all debts of Borrower to PBF. Borrower hereby acknowledges and reiterates its authorization to PBF to file and record such Financing Statements and other instruments as PBF may deem necessary or desirable from time to time to perfect or continue the perfection of its security interest in the Collateral.

    Choice of Law and Venue, Jury Trial Waiver.

    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and PBF hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND PBF EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

    Successors. The parties hereto expressly agree and covenant that this Amendment shall inure to the benefit of and be binding upon their respective representatives, successors, trustees and assigns. With the exception of the foregoing, this Amendment is not for the benefit of any other parties apart from PBF and Borrower.

    Entire Agreement. This Amendment contains the entire agreement between the parties pertaining to the subject matter herein, and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings, with respect to such subject matter.

    Attorneys Fees. Borrower shall reimburse PBF for all attorneys fees and expenses incurred in the preparation or negotiation of this Amendment.

    Execution in Counterparts. This Amendment may be executed in an original or one or more counterparts, each of which shall constitute a duplicate original. Executed counterparts transmitted by facsimile shall be effective as original signatures.

IN WITNESS WHEREOF, PBF and Borrower have executed this Amendment as of the date set forth in the preamble.

Southwall Technologies Inc., a Delaware corporation	Pacific Business Funding, a division of Greater Bay Bank N.A.
By: /s/ Maury Austin Name: MAURY AUSTIN Title: Interim CFO	By: /s/ Ron Ernst Name: RON ERNST Title: Senior Credit Officer

CONSENT

Needham & Company, Inc. (in the capacities set forth below) hereby consents to this First Amendment To Loan And Security Agreement Dated As Of December 18, 2003 and agrees that all terms and conditions of the written agreements heretofore entered into between Needham & Company, Inc. and PBF (including without limitation that certain Subordination Agreement dated February 20, 2004 and that certain Pledge Agreement dated February 20, 2004) remain in full force and effect.

Needham & Company, Inc., a corporation, For Itself and In Its Capacity As Administrative Agent Of And For The Benefit Of The Convertible Note Purchasers
By: /s/ Glen W. Albenese
Its: CFO